CONTACT:          Lani Chisman Davis, 757-728-1286

Old Point Posts Profit for Second Quarter of 2010
•           $1 Million Quarterly Profit
•           Assets Increase 7%
•           Net Interest Margin Up

(July 19, 2010) Hampton, VA   Old Point Financial Corporation (Nasdaq "OPOF") recorded a profit for the second quarter of 2010 and assets and net interest income rose over the same period a year ago.  Old Point officials say the quarterly results are an encouraging indication that the economy has started to improve, but note that conditions remain challenging.

Old Point’s profit for the quarter that ended June 30, 2010 was $1.0 million, or $0.20 per diluted share.  June 30, 2010 assets rose by $59.3 million to $912.4 million, or 7%, over June 30, 2009 assets.  During the second quarter 2010, the Bank paid off $30.0 million in Federal Home Loan Bank (FHLB) advances.  When comparing the second quarter of 2010 to the second quarter of 2009, net interest income after provision for loan losses increased to $6.2 million, a rise of 69%, and the net interest margin rose by eight basis points to 3.45%.

“Old Point’s second-quarter 2010 provides positive signals that the economy is beginning to emerge from the severe slowdown,” said Robert F. Shuford, Chairman and President of Old Point Financial Corporation.  “However, we are still seeing the impact from the weakened economy.”

Shuford said:  “We keep our focus on future growth, with the work on our new five-story headquarters in downtown Hampton as a very visible indication of that strategy.”  Old Point’s new building is expected to be completed in 2012.  As part of the project and in honor of the City of Hampton’s 400th anniversary, an archaeological team commissioned by Old Point is currently digging at the site where the headquarters will rise and it has already made significant discoveries dating back to the 1750s.  Thousands of members of the public visited the dig location during the 2010 Blackbeard Pirate Festival, for which Old Point was the presenting sponsor.  The event coincided with Hampton’s 400th Anniversary Weekend.

Old Point expanded its product offerings in the second quarter of 2010 by introducing Old Point Mobile, which allows customers to handle a variety of account transactions via text message or smart phone.   The company was also lauded in the second quarter for its service to small business, with Old Point National Bank Executive Vice President & Chief Lending Officer Melissa Burroughs receiving the Small Business Administration’s (SBA) award as Virginia’s 2010 Financial Services Champion of the Year in June.  The SBA presents the honor annually to the individual who most effectively advocates for increasing the usefulness and availability of financial services to small businesses in the state.

Old Point continued its founding tradition of service to the community during 2010’s second quarter, supporting a wide variety of non-profit organizations with volunteer time and resources, including Hope House Foundation, the Foodbank of the Virginia Peninsula, the Virginia Arts Festival, American Red Cross Hampton Roads Chapter, 100 Black Men of America Virginia Peninsula Chapter, the Center for Child & Family Services, and others.

Other items of note for the second quarter of 2010:

Non-performing Assets (NPAs) as of June 30, 2010 were $31.7 million, up from $27.9 million on March 31, 2010 and $15.9 million on June 30, 2009.
Allowance for Loan and Lease Losses (ALLL) as of June 30, 2010 was 1.87% of total loans, up from 1.76% as of March 31, 2010 and 1.15% as of June 30, 2009.  The Company has continued building the ALLL; during the first six months of 2010 the Bank has added $6.0 million to the ALLL.
Net loans charged off/provision for loan losses:  During the second quarter of 2010, loans charged off totaled $738 thousand, compared to $2.7 million in the second quarter 2009.  The provision for loan losses in the second quarter 2010 of $1.3 million compared favorably to the $3.0 million provision in the second quarter 2009.
Net interest margin (NIM) for the second quarter of 2010 was 3.45% as compared with 3.37% for the comparable quarter in 2009.

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with 21 branches and more than 60 ATMs throughout Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Lani Chisman Davis at Old Point National Bank at 757- 728-1286.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheet
(dollars in thousands, except share data)	June 30,	June 30,
	2010	2009
	(unaudited)	(unaudited)
Assets

Cash and due from banks	$16,049	$23,186
Federal funds sold	21,020	1,822
Cash and cash equivalents	37,069	25,008
Securities available-for-sale, at fair value	186,016	136,666
Securities held-to-maturity (fair value approximates $2,846 and $1,995)	2,812	1,967
Restricted Securities	4,815	4,815
Loans, net of allowance for loan losses of $11,707 and $7,275	612,689	625,146
Premises and equipment, net	29,881	28,892
Bank owned life insurance	17,647	14,370
Foreclosed assets, net of valuation allowance of $762 and $165	9,884	8,032
Other assets	11,556	8,168
	$912,369	$853,064

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$121,596	$109,544
Savings deposits	214,857	185,751
Time deposits	350,233	331,314
Total deposits	686,686	626,609
Federal funds purchased and other borrowings	1,093	10,086
Overnight repurchase agreements	48,858	25,275
Term repurchase agreements	57,018	42,267
Federal Home Loan Bank advances	35,000	65,000
Accrued expenses and other liabilities	1,719	2,127
Total liabilities	830,374	771,364

Commitments and contingencies

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized; 4,925,910 and 4,909,035 shares issued	24,630	24,545
Additional paid-in capital	15,915	15,638
Retained earnings	41,821	42,005
Accumulated other comprehensive loss	(371)	(488)
Total stockholders' equity	81,995	81,700
	$912,369	$853,064

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Interest and Dividend Income:
Interest and fees on loans	$9,259	$9,401	$18,745	$18,817
Interest on federal funds sold	28	9	48	22
Interest on securities:
Taxable	849	710	1,653	1,370
Tax-exempt	74	154	168	314
Dividends and interest on all other securities	11	120	23	267
Total interest and dividend income	10,221	10,394	20,637	20,790

Interest Expense:
Interest on savings and interest-bearing demand deposits	98	98	194	193
Interest on time deposits	1,703	2,607	3,564	5,435
Interest on federal funds purchased, securities sold under agreement to repurchase and other borrowings	183	144	361	241
Interest on Federal Home Loan Bank advances	711	854	1,540	1,749
Total interest expense	2,695	3,703	5,659	7,618
Net interest income	7,526	6,691	14,978	13,172
Provision for loan losses	1,300	3,000	6,000	4,000
Net interest income, after provision for loan losses	6,226	3,691	8,978	9,172

Noninterest Income:
Income from fiduciary activities	781	764	1,602	1,528
Service charges on deposit accounts	1,280	1,376	2,595	2,713
Other service charges, commissions and fees	754	656	1,445	1,268
Income from bank owned life insurance	210	176	599	352
Other operating income	103	129	185	204
Total noninterest income	3,128	3,101	6,426	6,065

Noninterest Expense:
Salaries and employee benefits	4,622	4,348	9,153	8,814
Occupancy and equipment	1,051	1,012	2,150	2,047
FDIC insurance	317	751	646	853
Data processing	305	274	602	523
Customer development	218	184	440	382
Advertising	174	180	350	352
Loan expenses	242	167	364	301
Postage and courier expense	135	131	270	269
Employee professional development	117	130	260	272
Legal and audit expenses	215	95	320	199
Loss (gain) on write-down/sale of foreclosed assets	(5)	74	(51)	141
Other	585	545	1,207	1,142
Total noninterest expenses	7,976	7,891	15,711	15,295
Income (loss) before income taxes	1,378	(1,099)	(307)	(58)
Income tax expense (benefit)	370	(477)	(369)	(206)
Net income (loss)	$1,008	$(622)	$62	$148

Basic Earnings (Loss) per Share:
Average shares outstanding	4,925,910	4,908,216	4,923,025	4,907,616
Net income (loss) per share of common stock	$0.21	$(0.13)	$0.01	$0.03

Diluted Earnings (Loss) per Share:
Average shares outstanding	4,932,233	4,940,606	4,933,023	4,937,085
Net income (loss) per share of common stock	$0.20	$(0.13)	$0.01	$0.03

Old Point Financial Corporation and Subsidiaries
Selected Ratios	June 30,	March 31,	December 31,	June 30,
	2010	2010	2009	2009
NPAs/Total Assets	3.47%	2.93%	1.40%	1.86%
Annualized Net Charge Offs/Total Loans	0.69%	0.90%	0.85%	0.99%
Allowance for Loan Losses/Total Loans	1.87%	1.76%	1.24%	1.15%

Non-Performing Assets (NPAs) (in thousands)
Nonaccrual Loans	$18,677	$17,534	$4,917	$5,925
Loans> 90 days past due, but still accruing interest	$659	$266	$389	$1,217
Restructured Loans	$2,480	$2,480	$-	$689
Foreclosed Assets	$9,884	$7,571	$7,623	$8,032
Total Non-Performing Assets	$31,700	$27,851	$12,929	$15,863

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Loans Charged Off (net of recoveries) (in thousands)	$738	$2,739	$2,158	$3,131

Net Interest Margin (FTE)	3.45%	3.37%	3.48%	3.36%